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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              LIBERTY BANCORP, INC.


                               ARTICLE I - OFFICES

         SECTION 1.01. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Missouri shall be located at 16 West Franklin, Liberty, Missouri 64068. The Corporation may have such other office(s), either within or without the State of Missouri, as the board of directors may designate or as the business of the Corporation may require from time to time.

         SECTION 1.02. REGISTERED OFFICE. The registered office of the Corporation required by the General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with its principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II - SHAREHOLDERS

         SECTION 2.01. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Wednesday in January of each year at the hour of 5:30 p.m., or at such other date and hour as shall be determined by the board of directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day.

         SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors at any time in their sole discretion. At any special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice of meeting sent in accordance with Section
2.04 of this Article II.

         SECTION 2.03. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Missouri.

         SECTION 2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less then ten nor more than seventy days before the date of the meeting, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to


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vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for more than ninety days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for ninety days or less or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 2.05. MEETINGS. HOW CONVENED. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by the President, or the Secretary, or the persons calling the meeting by notice given as herein provided. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or the President to preside at such meetings.

         SECTION 2.06. CLOSING TRANSFER BOOKS; RECORD DATE. The board of directors shall have the power to close the transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the board of directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment or postponement of the meeting.

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         SECTION 2.07. VOTING LISTS. The officer or agent having charge of the stock transfer book for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and subject to the inspection of any shareholder at any time during the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

         SECTION 2.08. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, a majority of the shares so represented may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.09. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves, but it may be such an interest or an interest in the Corporation generally. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

         SECTION 2.10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

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         SECTION 2.11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 2.13. SHAREHOLDER ACTING WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

         SECTION 2.14. SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings

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of its shareholders and board of directors, and the names and business or residence address of its officers; and it shall keep at its registered office or principal place of business in Missouri, or at the office of its transfer agent, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, upon written demand under oath stating the purpose thereof, during normal business hours, have access to the books of the Corporation, to examine the same for any proper purpose. The board of directors may, from time to time, further prescribe regulations with respect to any such examination.

         SECTION 2.15. SHARES OF OTHER CORPORATIONS. Shares of another corporation owned by or standing in the name of the Corporation may be voted by such person or persons as may be designated by the board of directors and in the absence of any such designation, the President shall have the power to vote such shares.

         SECTION 2.16. NOTICE OF SHAREHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 of
Article II shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the board of directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.16 of Article II. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section
2.16 of Article II, and, if he or she should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.


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         SECTION 2.17. PROCEDURES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT
ANNUAL MEETING. At any annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 2.17 of Article II. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in Section 2.17 of Article II. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.17 of Article II, and, if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 2.18. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons who are not directors as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be at least two. If inspectors of election are not so appointed, the chairman of the board or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the President.

                        ARTICLE III - BOARD OF DIRECTORS

         SECTION 3.01. GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by its board of directors.

         SECTION 3.02. NUMBER, TERM AND QUALIFICATIONS. The number of directors to constitute the board of directors may be fixed, from time to time, at not less than five (5) nor more than fifteen (15) by resolution of the board of directors adopted by a majority of the total number of the Corporation's directors. The directors shall be divided into three classes as more

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particularly set forth in the Articles of Incorporation of the Corporation. Each
director shall hold office until his or her successor shall have been elected and qualified. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation. Each Director must maintain his principal personal residence within the Kansas City, Missouri Metropolitan Statistical Area or within 30 miles of any branch office location of the Corporation's bank operating subsidiary.

         A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

         SECTION 3.03. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.04. SPECIAL MEETINGS. A special meeting of the board of directors may be called by, or at the request of, the chairman of the board, the President or by one-third of the directors. The person or persons authorized to call such special meeting of the board of directors may fix any place, either within or without the State of Missouri, as the place for holding such special meeting.

         SECTION 3.05. NOTICE. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telecopier or telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered by telecopier. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.06. QUORUM; PARTICIPATION BY TELEPHONE. A majority of the full board of directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further

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notice. Members of the board of directors may participate in a meeting of the board of directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         SECTION 3.07. MANNER OF ACTING. The board of directors shall annually elect a chairman of the board from among its members who shall, when present, preside at meetings of the directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a different number is required by statute, the Articles of Incorporation or these Bylaws.

         SECTION 3.08. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the board of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the board of directors. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the board of directors and shall have the same force and effect as a unanimous vote at a meeting duly held.

         SECTION 3.09. RESIGNATIONS. Any director may resign at any time by delivering written notice to the board of directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.10. COMPENSATION. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or committee thereof, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.12. ADVISORY DIRECTORS. The board of directors may by resolution appoint advisory directors or directors emeriti to the board, and such persons shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

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         SECTION 3.13. AGE LIMITATION. No person 75 years of age or older shall be eligible for election, reelection, appointment or reappointment to the board of the Corporation, except that a director shall be able to complete a term of office during which such director attains 75 years of age.

                ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 4.01. APPOINTMENT. The board of directors may, by resolution adopted by a majority of the full board, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

         SECTION 4.02. AUTHORITY. Any such committee shall have all the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee; and except also that no committee shall have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the articles of incorporation or bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; the approval of a transaction in which any member of the committee, directly or indirectly, has any material beneficial interest; the filling of vacancies on the board of directors or in any committee; or the appointment of other committees of the board of directors or members thereof.

         SECTION 4.03. TENURE. Subject to the provisions of Section 4.08 of this
Article IV, each member of a committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the committee.

         SECTION 4.04. MEETINGS. Unless the board of directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Article IV shall be at such times and places as are determined by the board of directors, or by any such committee. Special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice shall been given in the manner provided for the giving of notice to members of the board of directors of the time and place of special meetings of the board of directors.

         SECTION 4.05. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof.


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         SECTION 4.06. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of any such committee.

         SECTION 4.07. RESIGNATIONS AND REMOVAL. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of any committee may resign from any such committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.08. PROCEDURE. Unless the board of directors otherwise provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

                              ARTICLE V - OFFICERS

         SECTION 5.01. POSITIONS. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 5.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section
5.03 of this Article V.

         SECTION 5.03. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the

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Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5.04. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5.05. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 6.01. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 6.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 6.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 6.04. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 7.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation or a facsimile thereof. Any or all the signatures on the certificates may be facsimile, and the seal may be facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or

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otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate or a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the board of directors may prescribe.

         Notwithstanding anything to the contrary herein, the board of directors may provide by resolution that some or all of any or all classes or series of the Corporation's capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

         SECTION 7.02. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. Such transfer shall be made, in the case of certificated shares, only on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 7.03. LOST CERTIFICATES. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 7.04. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                           ARTICLE VIII - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of October and end on the thirtieth day of September in each year.

                             ARTICLE IX - DIVIDENDS

         The board of directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

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                           ARTICLE X - CORPORATE SEAL

         The board of directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                             ARTICLE XI - AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote or consent of two-thirds of the number of directors then authorized by, or in the manner provided in, the Bylaws.


Effective as of November 21, 2007



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